CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Torray Fund, a series of shares of beneficial interest in The RBB Fund Trust.

BBD, LLP

Philadelphia, Pennsylvania
August 31, 2023